Exhibit 10.4

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

CALAMP  CONNECT – PULS ™ MASTER SERVICE AGREEMENT
Contract Cover Page

This PULS™ Master Service Agreement (“Agreement”) is made and entered into as of the date identified below as the “Effective Date,” by and between CalAmp Wireless Data Systems, Inc. (“CalAmp”), a Delaware corporation, having a principal place of business at 13645 Dulles Technology Drive, Suite 100, Herndon, VA 20171, and the customer identified below (“Subscriber”), each a “Party” and collectively the “Parties.” Capitalized terms on this Contract Cover Page not otherwise defined, will have the meaning in the Terms and Conditions (defined below).

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree that the Agreement consists of (i) this Contract Cover Page, and (ii) the CalAmp Master Terms and Conditions (“Terms and Conditions”) attached hereto.

This Agreement applies to the CalAmp Connect Device Enablement Platform and the Programming Update Logistics System (“PULS”) Application Services provided by CalAmp to Subscriber.

Subscriber’s placement and CalAmp’s acceptance of the initial order (“Order”) or any subsequent Order, or renewal (including any automatic renewal) of this Agreement, constitutes Subscriber’s acceptance of these Terms and Conditions, and Subscriber’s agreement that these Terms and Conditions will govern the Application Services contained in all Orders under which Subscriber is then entitled to receive active Application Services, binding upon Subscriber unless otherwise mutually agreed in writing by the Parties. This Agreement shall automatically renew on a month-to-month basis at the end of the Initial Term.

Agreement Effective Date: August 15, 2014.
Initial Term:  12 (twelve) months from the Effective Date.
Fees and Expenses: As set forth below and in the Terms and Conditions. Service fees will be based on the Services selected and the number of active subscriptions for Application Services, with volume discounts achieved, as agreed between the Parties in writing, once a new quantity milestone is reached.

Monthly Service Fees commence upon the earlier of XXXXX of data usage or 60 (sixty) days following the device entering activation ready status.  Subscriber information (must be completed; invoices will be sent to this address unless a different billing address is specified):

Subscriber name: Alpine 4 Automotive Technologies Ltd.                                                                                  BILLING ADDRESS IF DIFFERENT:
State of incorporation: Delaware                                                                                                Name: _____________________________________
Address:  15589 N. 77th Street, Suite B, Scottsdale, AZ 85260                                               Address: ___________________________________
Primary Contact: Kent B. Wilson                                                                                                ___________________________________________
Phone: (855) 777-0077, extension 801                                                                                         Email: _____________________________________
Email: kwilson@alpine4.com                                                                                                   Phone: _____________________________________
Federal Tax ID Number:  46-5482689
___________________________

THIS AGREEMENT IS ONLY COMPLETE AND VALID IN CONNECTION WITH THE TERMS AND CONDITIONS ATTACHED AND INCORPORATED HEREIN BY REFERENCE, AND IN CONJUNCTION WITH THE INITIAL ORDER BELOW WHICH IS PART OF THIS AGREEMENT:

Service Level                                                      Monthly Fees

 CalAmp Connect 1.2                                           $XXXXX

Pricing is for each installed Device of each level of PULS Application Services
*CalAmp Connect 1.2 Monthly Service Prices include XXXXX MB of Pooled Data on a XXXXX network.  Overages billed at $XXXXX.

The Parties, through their duly authorized representatives as evidenced by their signatures below, and intending to be legally bound hereby, have executed this Agreement, consisting of this Contract Cover Page, all referenced Terms and Conditions, and any Order.

Subscriber name: Alpine 4 Automotive Technologies Ltd                                                                                                                     CalAmp Wireless Data Systems, Inc.

Signature: _/s/ Kent Wilson_______________________________                                                                  Signature: _/s/_____________________________________________

Name (print): Kent B. Wilson Title: CEO/CFO                                                                                                           Name (print):___________________________Title:____________

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE
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[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

CALAMP WIRELESS DATA SYSTEMS, INC.
MASTER SERVICE AGREEMENT
TERMS AND CONDITIONS

The terms “you” or “your” refer to Subscriber.  These “Terms and Conditions” are part of a Master Service Agreement between the Parties consisting of a Contract Cover Page signed by the Subscriber and CalAmp, these Terms and Conditions, the initial Order and such additional Orders that are submitted by Subscriber and accepted by CalAmp during the Term.

Your placement (and CalAmp’s acceptance) of the initial Order as reflected on the Contract Cover Page or any subsequent Order, or renewal (including any automatic renewal) of the Agreement, constitutes your acceptance of these Terms and Conditions, and your agreement that these Terms and Conditions will govern the Application Services contained in all Orders under which you are entitled to receive active Application Services, binding upon you unless otherwise agreed in writing by you and CalAmp.

1.	SERVICE ORDERS.

Application Services can be used with CalAmp device(s) and ancillary accessories (collectively, the “Devices”) that directly interface with CalAmp’s software application(s), including but not limited to PULS and the Connect device enablement platform, and any and all CalAmp data and content (collectively, the “Application Services”), as well as access to the Application Services and Licensed Technology (as defined below). It is your responsibility to order and install the Devices.  Once an Order for Application Services has been signed and accepted by CalAmp, the Order is binding and not subject to cancellation by Subscriber, regardless of whether or not you have received or installed the Devices. “Licensed Technology” shall mean collectively (i) software and firmware, if any, embedded within the Devices, and (ii) the access provided by CalAmp to the cellular data network(s) to which the Devices are connected (the “Communication Network”).

2.	GRANT OF RIGHTS.

2.1
Provision and Access. Subject to the provisions of this Agreement, including the payment when due of all applicable Fees, CalAmp agrees to provide Subscriber with the right to access and use the Application Services or Licensed Technology during the Term solely for Subscriber’s internal business use.

2.2
License Grant. Solely in furtherance of the access granted in Section 2.1 above, CalAmp grants Subscriber a limited, non-transferable, non-sub-licensable, non-exclusive, royalty-free license to use the Licensed Technology during the Term in a fully assembled state and not separately as components, solely for Subscriber’s own internal business use.

2.3
Restrictions. Subscriber shall not with respect to the Application Services or Licensed Technology, or any component thereof, unless expressly permitted or required by law, directly or indirectly:  (i) authorize or permit use by persons other than Authorized End Users (as defined below); (ii) modify, translate, reverse engineer, decompile, disassemble, or in any manner decode any object code in order to derive, obtain or perceive the source code; (iii) copy, reproduce or create derivative works; (iv) assign, sell, lease, license, transfer, encumber or pledge as security, permit liens against or otherwise convey any rights therein; (v) permit use for the development of new, or the modification of existing products or services, whether offered by Subscriber or a third party; or (vi) permit use for the benefit of any third parties (e.g., in a time share, service bureau or outsourcing relationship) or use other than in the intended manner.

2.4
Intellectual Property Rights. CalAmp reserves to itself and without restriction all rights not expressly granted herein to Subscriber.  Without limiting the foregoing, except as specifically set forth in this Agreement, CalAmp and its third party vendors own all right, title and interest in and to the CalAmp proprietary software, the Application Services, the Licensed Technology and all CalAmp-owned domain names, trademarks and logos, and all intellectual property rights pertaining to the foregoing, including all improvements, modifications and derivative works.

2.5
Subscriber License Grant and Intellectual Property Rights. Subscriber grants to CalAmp a non-exclusive, royalty-free right and license to: (i) use all Subscriber’s information and data (including any third-party information and data in the possession or custody of Subscriber), collected or transmitted by the Application Services or stored on CalAmp computer server(s) in accordance with this Agreement (collectively, the “Subscriber Data”), to provide the Application Services and conduct internal testing; and (ii) disclose, use, provide and sell the Subscriber Data for traffic forecasting and patterns and other business purposes, provided that any Subscriber Data disclosed is anonymous data without reference to or identification of the Subscriber or its Authorized End Users.

2.6
Authorized End Users. Subscriber may permit any individual employee or contractor of Subscriber (an “Authorized End User”) to access or use the Application Services and Licensed Technology solely for the benefit of Subscriber.  All such access shall be in compliance with the terms of this Agreement. Subscriber shall be liable for all acts and omissions of, and any breach of this Agreement caused by its Authorized End Users.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE
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[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

3.	PERFORMANCE; THIRD PARTY SERVICES; TERMS OF USE.

3.1	Performance. CalAmp may utilize agents and independent subcontractors in the performance of this Agreement.

3.2
Network Service: Subscriber acknowledges that (i) access to, transmission speed, and quality of the Communication Network, Global Positioning System (“GPS”) network, and the Internet are dependent upon network infrastructures owned by, operated by, or under the control of third parties, and made available to Subscriber subject to availability, limitations and conditions over which CalAmp assumes no control or responsibility; and (ii) connectivity, functionality and performance of these networks are dependent upon, and limited by a variety of factors including network technology, equipment, coverage and calling areas, cell site availability, inherent capacity and other system limitations, interference and failures, and network user congestion, environmental variables due to weather and atmospheric conditions, topography, locations of buildings and other structures, as well as periodic software and equipment updates and maintenance, and other internal factors determined solely by each network provider.

3.3
Subscriber Acknowledgements. Subscriber acknowledges and agrees that CalAmp shall not be liable for any delays, loss, or damage including loss of data or compromised data security. Subscriber also acknowledges that the Application Services have not been designed and are not effective as a security system or to provide security or emergency response for person (including remote medical monitoring) or property, including driver/passengers, vehicle and its contents, whether alone or in conjunction with any other security or emergency system (e.g. a vehicle security/alarm system), and any use of the features or functionality of the Application Services for such purpose is unauthorized and at Subscriber’s sole risk and liability.

3.4
Third-party Application and Interface acknowledgements. CalAmp Application Services specifications may allow for an interface with certain third-party workforce and service management applications (“Third-party Applications”).  CalAmp has no responsibility for such Third-party Applications and availability of an interface is not guaranteed by CalAmp.

3.5
OBD II Acknowledgements. If Subscriber’s Devices are CalAmp OBD II plug-in devices, the following applies:  The OBD II Devices are based on the OBD II standard and plugs into the OBD II port on a vehicle. Subscriber acknowledges and agrees that (i) the vehicle must support the OBD II standard and the OBD II port must be free of any damage, properly powered, and fully functioning and communicating with all vehicle systems as designed, and (ii) the data parameters available through the OBD II port or the ability to access them vary among vehicle manufacturers and vehicle models, and as a result not all data may be available for transmission to the OBD II Devices.

3.6
Disclosure of Relationship with Service Providers.  Subscriber understands, and will communicate to each of its Authorized End Users, that the Application Services furnished by CalAmp depend upon services provided by third parties (“Service Providers”) pursuant to agreements between such Service Providers and CalAmp and are subject to certain terms, conditions, and limitations set out in such agreements. Subscriber expressly understands and agrees that it and its Authorized End Users have no contractual relationship with the Service Providers and that Subscriber and its Authorized End Users are not third party beneficiaries of any agreement between CalAmp and such Service Providers. The agreements and terms in this Section 3.6 shall survive the termination of this Agreement. Subscriber expressly understands and agrees that it has no contractual relationship whatsoever with the underlying wireless telecommunications Service Provider or its affiliates or contractors. Subscriber understands that CalAmp and Service Provider cannot guaranty the security of data transmissions, and will not be liable for any lack of security relating to the use of the Application Services or the transmission of data. Subscriber further acknowledges that the Service Providers disclaim all liability of any nature to Subscriber, whether direct, indirect, incidental or consequential, arising out of use of the Application Services, and Subscriber agrees that it shall have no claims against the Service Providers of any kind with respect thereto.

4.	DEVICES.

4.1
Devices.  Application Services are to be used only with CalAmp approved Devices and only in accordance with CalAmp Device installation and operating instructions.  Use of any other devices, use of CalAmp Devices other than as approved by CalAmp, or modification of the Devices constitutes a breach of this Agreement and may result in termination of Application Services.

4.2
Device Identification. For each Device that Subscriber desires CalAmp to activate for Authorized End Users, Subscriber will notify CalAmp.  Activated Devices will be monitored by the CalAmp PULS system and each Device will, upon activation, will automatically become subject to, and a part of, this Agreement.

4.3
Device Malfunction. If a Device malfunction impacts Application Services performance as a result of a Device failure, improper installation, use of Application Services with unauthorized devices or software or any other reason, CalAmp may terminate Application Services until the malfunction is corrected.  CalAmp will notify Subscriber in the event of any such termination of Application Services.  It is Subscriber’s responsibility to make sure that the Device malfunctions are promptly addressed and do not impact the Application Services.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE
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[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

5.	SUPPORT; UPDATES; SERVICES.

5.1
Customer Support. Customer support is available by telephone or email to Subscriber Monday through Friday, 8:00 a.m. to 5:00 p.m. Pacific Time. (On-site support or service, or other professional services, are not available unless separately purchased and included in an Order and if applicable, a statement of work).

5.2
Updates.  Updates and upgrades to the Application Services or the Licensed Technology will be made available when offered to CalAmp’s entire subscriber base. Licensed Technology updates or upgrades related to Devices will be installed by “over the air programming” with Subscriber permission.

6.	FEES AND PAYMENT.

6.1
Fees and Expenses. Subscriber shall pay the fees and charges set forth in the applicable Order (“Fees”), which will include monthly Application Service Fees per Device (including Communication Network Fees, if applicable), and any additional fees and charges set forth in such Order or elsewhere in this Agreement.  All Fees are in U.S. dollars.  Monthly Subscriber Fees under each Order will commence on the earlier of the use of 20 KB of data or sixty (60) days following the date that the Device is put into activation ready status under such Order. Monthly Subscriber Fees will continue throughout the Term. Subscriber shall be responsible for all data transmissions associated with the SIM card or ESN number embedded within the Devices. Subscriber may not abate, reduce, or set-off any Fees or other amounts due.

6.2
Invoices and Payment.  All Fees will be invoiced. Monthly Subscriber Fees are invoiced in arrears. Fees for additional services, charges and any incidental expenses will be invoiced in arrears unless advance payment is required by CalAmp. All amounts due will be paid concurrent with the invoice if an Electronic Funds Transfer authorization has been provided by Subscriber, and otherwise are payable within thirty (30) days of the invoice date except payment of certain charges that CalAmp may require to be paid in advance. Subscriber agrees that time is of the essence. CalAmp reserves the right to charge a late payment calculated daily as a percentage of the unpaid invoice balance from the date due, at the lesser of one and one-half percent (1½%) per month or the maximum rate permitted under applicable law. Subscriber agrees to indemnify and hold CalAmp harmless against any and all losses, liabilities, claims, damages, costs or expenses, including costs of collection, attorneys’ fees, court costs and expenses incurred by CalAmp by reason of or arising out of or relating to any failure by Subscriber to make any payments under this Agreement as and when due.

6.3
Taxes and Other Fees. All prices and rates on an Order, or for any additional charges due or for services to be provided, do not include present and future personal property, sales, use, excise, GST, Universal Service Charge, value-added, franchise, license, gross receipts or other foreign, federal, state or local fees, taxes, duties or similar taxes or charges (collectively “Taxes”), which shall be paid by Subscriber (except for taxes based on the net income of CalAmp). Taxes associated with the Communication Network are included in the initial Sales Order but increases in Taxes from the wireless telecommunications service provider during the Term may be passed on and charged to Subscriber.

7.	TERM AND TERMINATION.

7.1
Term. The Term of this Agreement will commence on the Effective Date and will continue in effect for the minimum number of months specified on the Contract Cover Page as the Initial Term (the “Initial Term”) which is the minimum Term of this Agreement. The Term for each subsequent Order will be equal to the minimum number of months specified on the Contract Cover Page as the Initial Term unless the Order specifies a longer period. The Term of this Agreement and the Term of all Orders not previously terminated will be automatically extended to coincide with the latest expiration date for Application Services purchased under any subsequent Order, and otherwise such Term will be automatically renewed upon its scheduled expiration, on a month-to-month basis. The Term will include all such automatic extensions or renewals of the Term, the latest expiration of which together with the Initial Term will constitute the “Term.”  Each subsequent Order (once accepted by CalAmp) and automatic renewals are binding and Subscriber’s obligations for the Term and all renewal periods are irrevocable, non-cancellable and unconditional, and are independent of any other agreement entered into between Subscriber and any third party. Notwithstanding the foregoing, either Party may give written notice of intent not to renew this Agreement (or any specific Order) at least thirty (30) days prior to the scheduled expiration of the then Initial Term.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE
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[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

7.2
Termination for Cause.  (i) CalAmp may terminate this Agreement or any Order upon written notice if Subscriber breaches any of its payment obligations under this Agreement or applicable Order, and fails to cure such breach within five (5) days of written notice thereof.   (ii) Either Party may terminate this Agreement or any Order hereunder upon written notice if the other Party: (a) materially breaches this Agreement or the applicable Order and fails to cure such breach within thirty (30) days following receipt of written notice of such breach; (b) becomes insolvent, files a petition in bankruptcy or becomes subject to a petition in bankruptcy filed against it that is not dismissed within thirty days of its filing; (c) is placed under the control of a receiver, liquidator or committee of creditors; or (d) dissolves, ceases to function as a going concern, makes or attempts a general assignment for the benefit of creditors, or otherwise fails to conduct its business in the normal course.

7.3
Termination Other Than For Cause. Subscriber may for its convenience terminate this Agreement or any Order, or deactivate any Devices unit(s) hereunder, prior to the end of the Initial Term by providing not less than thirty (30) days prior written notice to CalAmp and by complying with Section 7.4 below. In the event that CalAmp is prevented from performing all or any part of this Agreement by any (i) law, regulation, requirement or ruling from any judicial, governmental or other authority, including, without limitation, the FCC (and nothing herein shall require CalAmp to pursue any legal or other recourse), or (ii) inability to procure from third party vendors through commercially reasonable means any rights, technology or Devices components, then CalAmp may in its sole discretion immediately cease performance without liability, and may immediately terminate this Agreement or any Order.

7.4
Termination Fee.  In order to exercise its right to terminate under Section 7.3, Subscriber shall pay an early termination fee (“Termination Fee”) to CalAmp in lieu of actual damages. The Termination Fee shall be determined by multiplying the number of Devices deactivated or terminated times the sum of (i) Twenty-Five Dollars ($25) per each such line of service for which the minimum activation term has not been completed as of the Termination Date. The Termination Fee shall be in addition to all sums due or which become due under this Agreement or the applicable Order up to the Termination Date. The Termination Fee is due and payable to CalAmp within ten (10) days of the Termination Date.  Subscriber and CalAmp acknowledge and agree that this formula represents a fair and reasonable means to permit Subscriber to terminate this Agreement or a particular Order or deactivate specific Devices earlier than the scheduled expiration of the Term, and to compensate CalAmp for its losses associated with such early termination. CalAmp will waive Termination Fees for up to five percent (5%) of the Devices activated by Subscriber in the trailing twelve (12) months.

8.	WARRANTY DISCLAIMER.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW,  THE APPLICATION SERVICES AND LICENSED TECHNOLOGY AND ANY OTHER MATERIALS, SOFTWARE, CONTENT, DATA AND/OR SERVICES PROVIDED BY CALAMP ARE PROVIDED “AS IS” AND “WITH ALL FAULTS,” AND SUBSCRIBER ASSUMES ALL RISK AND LIABILITY ASSOCIATED WITH THE PERFORMANCE, USE AND RESULTS THEREOF. CALAMP EXPRESSLY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO  ANY IMPLIED OR OTHER WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, QUALITY OR NON-INFRINGEMENT.  NO WARRANTY IS MADE BY CALAMP ON THE BASIS OF TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE.  NO EMPLOYEE OR CONTRACTOR OF CALAMP (INCLUDING ANY SALESPERSON OR INSTALLER) IS AUTHORIZED TO CREATE ANY WARRANTY OR PROMISE, OR MODIFY ANY PROVISION OF THIS AGREEMENT.

9.      LIMITATION OF LIABILITY.

9.1
Limitation of Liability.   CALAMP SHALL NOT BE LIABLE TO SUBSCRIBER OR TO ANY OTHER PERSON FOR ANY LOSS OR DAMAGE CAUSED BY THE USE OF THE APPLICATION SERVICES OR LICENSED TECHNOLOGY OR FOR ANY INTERRUPTION OF THE SERVICES, REGARDLESS OF CAUSE. IN NO EVENT SHALL CALAMP’S LIABILITY TO SUBSCRIBER EXCEED THE AMOUNT PAID BY SUBSCRIBER FOR THE APPLICATION SERVICES IN QUESTION. CALAMP SHALL NOT BE LIABLE TO SUBSCRIBER OR ANY THIRD PARTY FOR CONSEQUENTIAL, INCIDENTAL, GENERAL, SPECIAL OR EXEMPLARY DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF OR DAMAGE TO SUBSCRIBER’S OR AUTHORIZED END USER’S VEHICLES OR ASSETS OR LOSS OF PROFITS, REVENUES OR DATA, EVEN IF CALAMP HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. CERTAIN OF THE ABOVE LIMITATIONS MAY NOT APPLY IN SOME STATES. TO THE EXTENT THAT ANY SUCH LIMITATIONS ARE PRECLUDED IN A GIVEN STATE, SUCH PRECLUSION SHALL NOT AFFECT ANY OTHER LIMITATIONS NOT SO PROHIBITED OR PRECLUDED.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE
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[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

9.2
Open Source Applications.  Subscriber acknowledges that CalAmp embeds some Open Source Applications in some of its Devices. These Open Source Applications are not licensed by CalAmp to Subscriber pursuant to the provisions of this Agreement and this Agreement may not be construed to grant any such right and/or license.  Subscriber shall have only such limited rights and/or licenses, if any, to use the Open Source Applications as are set forth in the relevant agreements, available to Subscriber upon request during the Term, solely as embedded in the Devices in a fully assembled state and not separately as components.

10.
SECURITY; PERSONAL INFORMATION AND PRIVACY. Subscriber agrees and understands that it is responsible for maintaining the confidentiality of passwords associated with any account it uses to access the Services.  Accordingly, Subscriber agrees that it will be solely responsible to CalAmp for all activities that occur under its account.  Subscriber agrees that, in order to perform its obligations under this Agreement, CalAmp may collect personal information about it or, if applicable, Subscriber’s Authorized End Users, and when the Services are used, and about Subscriber or, if applicable, Subscriber Authorized End Users’ assets.  Subscriber understands and agrees that CalAmp and/or its agents or service providers may monitor the activities and location of Subscriber or, if applicable, Subscriber Authorized End Users’ assets and the usage of the CalAmp Application Services. Further, Subscriber understands that privacy cannot be guaranteed on the CalAmp system or other systems such as those used in order to provide the Application Services, and CalAmp shall not be liable to Subscriber or any other third party for any claims, loss, damages or costs which may result from a lack of privacy. Subscriber consents to CalAmp using information about Subscriber and Subscriber assets to (i) administer the Application Services, (ii) electronically locate Subscriber or, if applicable, Subscriber Authorized End Users’ assets equipped with a unit in conjunction with providing the Application Services, (iii) provide information to third party service providers, wireless carriers or other persons for the purpose of providing the Application Services, or in response to a subpoena or other legal process, (iv) enforce the terms of this Agreement, (v) prevent fraud and respond to regulatory and legal requirements, or in conjunction with a government inquiry, or in litigation or dispute resolution, and (vi) share information with CalAmp affiliates in conjunction with the Application Services and for the purpose of providing Subscriber with any promotional offers and marketing materials.  Subscriber shall advise all occupants or users of Subscriber’s or, if applicable, Subscriber Authorized End Users’ assets equipped with a Device about how information about them may be collected, used, and disclosed by CalAmp.

11.	GENERAL.

11.1
Force Majeure.  Notwithstanding any other provision of this Agreement, neither Party shall be deemed in default of this Agreement for delay, failure in performance, loss or damage due to any of the following force majeure events: fire, strike, embargo, explosion, interruptions or irregularities in power or connectivity, earthquake, nuclear accident, terrorism, volcanic action, flood, war, water, the elements, labor disputes, civil disturbances, the requirements of any government, civil or military authority, acts of God or public enemy, inability to obtain or secure products or transportation facilities, acts or omissions of common carriers or other causes beyond a Party’s reasonable control, whether or not similar to the foregoing.  Force majeure may not be asserted by Subscriber to excuse or suspend Subscriber’s payment obligations.

11.2
Assignment. Subscriber may not assign its rights or obligations under this Agreement without the prior written consent of CalAmp, which consent shall not be unreasonably withheld, conditioned or delayed, provided consent is not required in conjunction with the merger, transfer or sale of a majority of Subscriber’s outstanding voting capital stock or substantially all of its assets, or other transaction effecting a change of control, CalAmp may freely assign this Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties’ successors and permitted assigns.

11.3
Compliance with Laws; Indemnity.  Subscriber agrees that with respect to the Application Services and Licensed Technology, Subscriber’s use will comply with all applicable laws, statutes, regulations, ordinances, and rules of governmental authority, and Subscriber shall indemnify, defend and hold CalAmp harmless from and against any claims, liability or loss (including reasonable attorneys’ fees) arising out of any (i) breach by Subscriber of this Agreement, or (ii) asserted or established violation of said laws, statutes, regulations, ordinances or rules by Subscriber or anyone Subscriber authorizes to use a vehicle using the Application Services or Licensed Technology. CalAmp is not liable for any claims or damages that may arise out of the fact that GPS technologies are not permitted, or used in compliance with applicable law, in a particular jurisdiction. Subscriber will not directly or indirectly export, re-export or transmit in violation of any export laws, rules or regulations of Canada or the United States. Where applicable, Subscriber will advise its authorized drivers, employees and contractors that vehicles are tracked and detailed operating information is collected, stored and reported. If Subscriber has authorized a third-party to receive data and information from CalAmp related to Subscriber’s account, including data pertaining to vehicle location and driver operating behavior, then to the extent CalAmp agrees to provide such data and information, Subscriber agrees that such third party (and not CalAmp) is solely responsible for the handling of that shared data and information, including responsibility for compliance with all laws (including the laws of privacy) pertaining to the sharing, use and retention thereof.

11.4
Notices. Except as otherwise provided in this Agreement, all notices or other communications hereunder to be effective shall be in writing and either delivered in person by a nationally recognized overnight delivery service (with delivery confirmed), or deposited in the United States mail, postage prepaid, certified mail, return receipt requested, and addressed to Subscriber or to CalAmp at the addresses specified in this Agreement. Notices shall be effective upon receipt (or first attempted delivery, if refused or unclaimed). Either Party may send a notice changing its address for receipt of notices under this Section.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE
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[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

11.5         No Third Party Beneficiaries.  This Agreement is intended solely for the benefit of the Parties, their successors and permitted assigns.  There are no express, implied, legal or equitable rights or benefits conferred upon any third party.

11.6
Independent Contractors.  Each Party is an independent contractor and not a partner, joint venturer, or agent of the other, and will have no authority to bind the other to any contract or commitment of any type.

11.7
Promotion. Each Party may use the other Party’s name and logo in connection with speaking engagements, Web sites, client proposals and other communications sent to existing and potential customers and others, to the extent necessary to indicate the relationship of the Parties. CalAmp may also document a business case for the technology solution deployed for Subscriber, with Subscriber’s review and consent prior to release. Either Party may distribute a press release announcing the execution of this Agreement, with the other Party’s prior written consent, which consent will not be unreasonably withheld or delayed, provided no confidential information is disclosed.

11.8
Order of Precedence. These Terms and Conditions take precedence over those contained in any Order.  Any additional or different terms contained in a Subscriber purchase order whether or not such terms would materially alter this Agreement, shall be deemed objected to by CalAmp and of no force or effect unless the Parties expressly amend this Agreement in writing.  Execution of an Order shall not operate as an amendment to this Agreement.

11.9
Waivers of Default.  A Party’s waiver of any breach or default shall not be deemed a waiver or modification of any term or condition of this Agreement, a continuing waiver of such breach or default or a waiver of any other breach or default.

11.10
Survival. The expiration or termination of this Agreement shall not terminate vested rights of either Party unless this Agreement expressly specifies otherwise, or release either Party from any liabilities or obligations incurred prior to expiration or termination, or from obligations which by their express terms or by their nature are intended to survive expiration or termination in order to achieve the intent of the Parties.

11.11
Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of California, without regard to conflicts of law principles. This Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods. All disputes regarding this Agreement shall be brought exclusively in the Ventura County Superior Court and the Parties consent to the jurisdiction of such courts.

11.12
Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or other forum of competent jurisdiction, such invalidity or unenforceability shall not invalidate or render unenforceable the entirety of this Agreement. Unless a failure of consideration would result, the invalid or unenforceable provision will be deemed revised to the minimum extent necessary in order to make this Agreement valid and enforceable (provided this Agreement as revised continues to substantially reflect its original intent).

11.13
 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  This Agreement may be executed by the exchange of facsimile or scanned signatures or electronic signature.

11.14
Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior oral or written proposals, negotiations and agreements between the Parties relating to the subject matter. No modifications to this Agreement or waivers will be enforceable unless evidenced in writing and signed by both Parties.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE
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